Exhibit 99.1

News Release

225 West Wacker Drive	Telephone: +1 312 696-6000
Chicago	Facsimile: + 312 696-6009
Illinois 60606

Contact:

Media:  Margaret Kirch Cohen, 312-696-6383,  margaret.cohen@morningstar.com

Investors:  Please submit questions to investors@morningstar.com or by fax to 312-696-6009.

FOR IMMEDIATE RELEASE

Morningstar, Inc. Reports Fourth Quarter, Full-Year 2005 Financial Results

Company reports fourth quarter revenue of $60.7 million and net income of $10.1 million, or 22 cents per diluted share

CHICAGO, Feb. 23, 2006  —  Morningstar, Inc. (NASDAQ: MORN), a leading provider of independent investment research, today announced its fourth quarter and full-year 2005 financial results. The company reported consolidated revenue of $60.7 million in the fourth quarter of 2005, a 25% increase from revenue of $48.7 million in the fourth quarter of 2004. Net income in the fourth quarter of 2005 was $10.1 million, or 22 cents per diluted share, compared with a net loss of $1.1 million, or 3 cents per diluted share, in the fourth quarter of 2004. For the year ended Dec. 31, 2005, revenue increased 26% to $227.1 million, compared with $179.7 million for the year ended Dec. 31, 2004. Net income was $31.1 million, or 70 cents per diluted share, in 2005, compared with $8.8 million, or 21 cents per diluted share, in 2004.

Joe Mansueto, chairman and chief executive officer of Morningstar, said, “Each of our three business segments achieved strong revenue growth during the fourth quarter and the year. Morningstar® Advisor WorkstationSM was the largest driver of revenue growth at the individual product level, experiencing a 50% increase in revenue and a 40% increase in the number of licenses sold during the year. We entered into several new agreements for the product during 2005, and existing client renewals were also strong. The next two biggest drivers of revenue growth for the year were our equity research related to the Global Analyst Research Settlement and our investment consulting services for funds of funds.”

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“We’ve also continued to make progress with our growth strategies, including building a leadership position in each of our market segments, expanding the range of products and services we offer to investors, and expanding internationally,” he added.

Mansueto outlined some of the company’s key accomplishments and disappointments in 2005:

Key Accomplishments:

•                  We successfully completed our auction-based initial public offering in May 2005.

•                  We announced an agreement to acquire Ibbotson Associates, a Chicago-based firm that specializes in asset allocation research and services. We believe Ibbotson complements our growth strategies in several key areas, including investment consulting, managed retirement accounts, and institutional and advisor software. It also complements our international growth strategy. Ibbotson had $37.2 million in revenue for its fiscal year ended June 30, 2005. We expect to complete the acquisition on or about March 1, 2006.

•                  We retained all five contracts for independent equity research associated with the Global Analyst Research Settlement for the second year of the five-year period covered under the settlement, and we entered into an agreement with a sixth investment bank to provide equity research. We now provide analyst coverage on more than 1,700 stocks.

•                  We launched the next generation of Morningstar DirectSM, expanding the range of data universes to allow institutions to conduct research across global markets and adding the full range of Morningstar’s available data on stocks, hedge funds, and 529 college savings plans.

•                  We expanded our variable annuity data and strengthened our investment database with the January 2005 acquisition of Variable Annuity Research and Data Service (VARDS).

•                  We began to build our investment consulting business outside the United States and entered into our first consulting agreements in France, Italy, and China.

•                  We continued to invest in our development center in China and now employ approximately 130 programmers and data analysts there.

Disappointments:

•                  Even though we think online investment advice for retirement plan participants is a valuable service, it is less popular than we – and the industry – expected. As a result, revenue for the online advice service we offer through the Morningstar® Retirement ManagerSM platform has declined slightly. The most exciting part of this business is our managed retirement account service, which is growing, but from a small base. We expect our acquisition of Ibbotson Associates to provide greater opportunities in this market.

•                  All of our international operations experienced growth, but at a slower rate than we expected. To increase our international growth rate, we’re focusing more development and sales resources on global products, including Morningstar Direct, Advisor Workstation, and Investment Consulting, and adding more securities analysts overseas to further build our brand.

•                  While we announced earlier this month that the Securities and Exchange Commission has decided not to proceed against Morningstar in its investigation related to incorrect total return data for the Rock Canyon Top Flight Fund, investigations into our Morningstar Associates subsidiary by the New York Attorney General’s office, the Securities and Exchange Commission, and the Department of Labor have not been resolved.

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Martha Dustin Boudos, chief financial officer for Morningstar, added, “We finished the year with more than $200 million in revenue – a milestone that’s significant because it allows us to reap the benefits of scale in most of our operations. As revenue has increased over the past several years, our operating margin has shown substantial growth. We also generated healthy free cash flow of $41.0 million during 2005.”

Key Business Drivers

Revenue: All three business segments experienced revenue growth in the fourth quarter, with the Institutional segment reporting the largest increase year over year. Revenue in the Individual segment was $16.8 million in the fourth quarter of 2005, a 21% increase from $13.9 million in the fourth quarter of 2004.  Revenue in the Advisor segment was $18.8 million, a 21% increase from $15.6 million in the same period in 2004. Revenue in the Institutional segment was $26.6 million, a 27% increase from $20.9 million in the fourth quarter of 2004.

Revenue from international operations was $7.8 million in the fourth quarter of 2005, an 11% increase from $7.0 million in the same period a year ago.  Foreign currency translations had a negative impact of $0.2 million on international revenue. The January 2005 acquisition of VARDS contributed revenue of $0.6 million in the fourth quarter of 2005. Excluding the impact of foreign currency translations and the VARDS acquisition, consolidated revenue increased approximately 24% in the fourth quarter of 2005 compared with the prior-year quarter.

For the full year, Morningstar’s top five products were Licensed DataSM, Advisor Workstation, Principia®, Morningstar.com®, and Investment Consulting. Combined, these products made up approximately 60% of the company’s revenue base in 2005.  In 2004, Morningstar’s top five products were Principia, Licensed Data, Morningstar.com, Advisor Workstation, and Investment Consulting.

Revenue Composition: Morningstar defines walk-in revenue as revenue it expects to recognize during the year from subscriptions and license agreements in place as of Jan. 1 of each year, adjusted for cancellations, currency translations, and other routine adjustments during the year. Morningstar estimates that it had walk-in revenue of $138.8 million as of Jan. 1, 2006. In comparison, Morningstar’s walk-in revenue as of Jan. 1, 2005, was $124.9 million. 2005 walk-in revenue benefited from newly generated equity research revenue associated with the Global Analyst Research Settlement.

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Operating Expense: Operating expense was $46.6 million in the fourth quarter of 2005, compared with $47.6 million in the fourth quarter of 2004. The decrease in operating expense was driven primarily by a $6.0 million decline in stock-based compensation expense. This decrease was largely offset by $3.5 million of additional compensation-related expense including salaries, bonuses, benefits, and sales commissions and $1.1 million of costs related to increasing the company’s Australian litigation reserve as well as other legal fees. The company had approximately 1,130 employees worldwide as of Dec. 31, 2005, compared with approximately 1,000 as of Dec. 31, 2004. The higher headcount mainly reflects additional technical staff for Morningstar’s development center in China and equity analysts in its U.S. operations as well as increased staffing in its corporate departments to meet the requirements of being a public company.

Operating Income: Operating income in the fourth quarter of 2005 was $14.1 million, compared with $1.1 million in the same period a year ago. Operating income increased in all three business segments, with the Institutional segment reporting the highest growth. Excluding stock-based compensation expense, operating income in the fourth quarter of 2005 increased 79% to $16.2 million, compared with $9.0 million in the fourth quarter of 2004. Operating income before stock-based compensation expense is a measure that is not calculated in accordance with U.S. generally accepted accounting principles (GAAP). A reconciliation to operating income is included in the accompanying financial tables.

Operating Margin: The company’s operating margin was 23.2% in the fourth quarter of 2005, compared with 2.2% in the fourth quarter of 2004. Excluding stock-based compensation expense, the company’s operating margin was 26.6% in the fourth quarter of 2005, compared with 18.5% in the fourth quarter of 2004, reflecting the impact of revenue growth that exceeded the growth in operating expense. Operating margin before stock-based compensation expense is a non-GAAP measure that is reconciled to operating margin in the accompanying financial tables.

Free Cash Flow: Morningstar generated free cash flow of $14.7 million in the fourth quarter of 2005, reflecting cash provided by operating activities of $18.5 million and capital expenditures of $3.8 million. Free cash flow increased by $2.9 million in the fourth quarter of 2005 compared with the prior-year quarter, including a $4.7 million increase in cash flow provided by operating activities, which was offset by a $1.8 million increase in capital expenditures.  For the year ended Dec. 31, 2005, Morningstar generated free cash flow of $41.0 million, reflecting cash provided by operating activities of $48.4 million and capital expenditures of $7.4 million. Free cash flow for the full year increased $15.9 million compared with the

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prior year, reflecting a $15.6 million increase in cash provided by operating activities, which was driven by an increase in net income, as well as a $0.3 million reduction in capital expenditures.

Free cash flow is a non-GAAP measure that is reconciled to cash provided by operating activities in the accompanying financial tables. Morningstar defines free cash flow as cash provided by operating activities less capital expenditures.

Cash and Investments: As of Dec. 31, 2005, Morningstar had cash, cash equivalents, and investments of $153.2 million, compared with $95.5 million as of Dec. 31, 2004. During the first quarter of 2006, Morningstar will make annual bonus payments of approximately $23 million and expects to use approximately $83 million in cash, subject to adjustments for working capital and other items, for its pending acquisition of Ibbotson Associates.

Business Segment Performance

Individual Segment: The largest product in this segment is the company’s U.S.-based Web site for individual investors, Morningstar.com, which includes both paid Premium Membership service and sales of advertising space. The Individual segment also includes Morningstar Equity Research and several print and online publications focusing on stocks, mutual funds, personal finance, and other investing topics.

•                  Revenue was $16.8 million in the fourth quarter of 2005, a 21% increase from $13.9 million in the fourth quarter of 2004.

•                  Operating income was $5.1 million in the fourth quarter of 2005, a 15.6% increase over $4.4 million in the same period in 2004.

•                  Operating margin was 30.3% in the fourth quarter of 2005, compared with 31.7% in the fourth quarter of 2004.

•                  Subscriptions for Morningstar.com Premium Membership service increased to 147,010 as of Dec. 31, 2005, compared with 131,035 as of Dec. 31, 2004.

Advisor Segment: The largest products in this segment are Morningstar Advisor Workstation, a Web-based investment planning system for financial advisors, and Principia, a CD-ROM-based investment research and planning software package. This segment also includes Morningstar Managed PortfoliosSM, a fee-based discretionary asset management service that includes a series of mutual fund and exchange-traded fund portfolios offered exclusively through financial advisors.

•                  Revenue was $18.8 million in the fourth quarter of 2005, a 21% increase from $15.6 million in the same period in 2004.

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•                  Operating income was $4.3 million in the fourth quarter of 2005, a 36% increase over $3.2 million in the fourth quarter of 2004.

•                  Operating margin was 22.8% in the fourth quarter of 2005, compared with 20.2% in the same period in 2004.

•                  Advisor Workstation licenses in the United States increased to 113,461 as of Dec. 31, 2005, compared with 80,235 as of Dec. 31, 2004. Principia subscriptions declined to 49,728 as of Dec. 31, 2005, compared with 51,308 as of Dec. 31, 2004.

•                  Assets under management in the Morningstar Managed Portfolios service totaled $1.4 billion as of Dec. 31, 2005, compared with $936.0 million as of Dec. 31, 2004.

Institutional Segment: The key products and services in this segment are Morningstar Direct, a Web-based institutional research platform providing access to Morningstar’s global databases; Licensed Data, a set of investment data spanning eight core databases, available through electronic data feeds; Investment Consulting, which focuses on investment monitoring and asset allocation for funds of funds, including mutual funds and variable annuities; and Morningstar Retirement Manager, a suite of advice and guidance services for retirement plan participants.

•                  Revenue was $26.6 million in the fourth quarter of 2005, a 27% increase from $20.9 million in the fourth quarter of 2004.

•                  Operating income was $7.7 million in the fourth quarter of 2005, a 159% increase from $3.0 million in the same period in 2004.

•                  Operating margin was 29.0% in the fourth quarter of 2005, compared with 14.3% in the fourth quarter of 2004.

•                  Morningstar Direct had 985 licenses as of Dec. 31, 2005, compared with 775 as of Dec. 31, 2004.

•                  In the Investment Consulting area, Morningstar Associates provided advisory services on approximately $22.1 billion in assets as of Dec. 31, 2005, compared with approximately $12.6 billion as of Dec. 31, 2004.

•                  Assets under management for managed retirement accounts offered through Morningstar Retirement Manager were $285.0 million as of Dec. 31, 2005, compared with $123.9 million in the same period in 2004.

•                  Exchange-traded funds that are based on the Morningstar® Indexes and offered by a third party had assets totaling $824.5 million as of Dec. 31, 2005, compared with approximately $277.1 million as of Dec. 31, 2004.

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Investor Communication: Morningstar encourages all interested parties – including securities analysts, current shareholders, potential shareholders, and others – to submit questions in writing. Investors and others may send an e-mail to investors@morningstar.com, contact the company via fax at 312-696-6009, or write to Morningstar at the following address:

Morningstar, Inc.
Investor Relations
225 West Wacker Drive
Chicago, IL 60606

Morningstar will make written responses to selected inquiries available to all investors at the same time in Form 8-Ks furnished to the Securities and Exchange Commission on the first Friday of every month.

Morningstar will hold its annual meeting of shareholders at 9 a.m. on Tuesday, May 23, 2006 at The Conference Center at UBS Tower, Michigan Ballroom, One North Wacker Dr., 2nd Floor, Chicago, Illinois, 60606.

About Morningstar, Inc.

Morningstar, Inc. is a leading provider of independent investment research in the United States and in major international markets. The company offers an extensive line of Internet, software, and print-based products and services for individuals, financial advisors, and institutions. Morningstar provides data on approximately 145,000 investment offerings, including stocks, mutual funds, and similar vehicles. The company has operations in 16 countries.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements. These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements.  In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control and that could materially affect actual results, levels of activity, performance, or achievements.

Other factors that could materially affect actual results, levels of activity, performance, or achievements can be found in Morningstar’s filings with the SEC, including Morningstar’s Prospectus filed on May 4, 2005. If any of these risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what we projected.  Any forward-looking statement you read in this press release reflects our current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to our operations, results of operations, growth strategy, and liquidity.  We assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.

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Non-GAAP Financial Measures

To supplement Morningstar’s consolidated financial statements presented in accordance with GAAP, Morningstar uses the following measures defined as non-GAAP by the Securities and Exchange Commission:  free cash flow, operating income before stock-based compensation expense, and operating margin before stock-based compensation expense. Morningstar presents free cash flow solely as supplemental disclosure to help its investors better understand how much cash is available after Morningstar spends money to operate its business. Morningstar uses free cash flow to evaluate the performance of its business. Free cash flow should not be considered an alternative to any measure of performance as promulgated under GAAP (such as cash provided by (used for) operating, investing, and financing activities), nor should this data be considered an indicator of Morningstar’s overall financial performance or liquidity. Also, the free cash flow definition used by Morningstar may not be comparable to similarly titled measures reported by other companies.  For more information on free cash flow, please see the reconciliation from cash provided by operating activities to free cash flow included in the accompanying financial tables.

Morningstar presents operating income before stock-based compensation expense and operating margin before stock-based compensation expense solely as supplemental disclosure to help its investors better understand the performance of its business, to enhance comparison of Morningstar’s performance from period to period, and to allow better comparison of Morningstar’s performance with that of its competitors.  Morningstar expects stock-based compensation expense to be a recurring cost. Morningstar uses operating income before stock-based compensation expense and operating margin before stock-based compensation expense to evaluate the performance of its business. Operating income before stock-based compensation expense and operating margin before stock-based compensation expense should not be considered alternatives to any measure of performance as promulgated under GAAP (such as operating income or operating margin), nor should this data be considered an indicator of Morningstar’s overall financial performance or liquidity. Also, the calculations of operating income before stock-based compensation expense and operating margin before stock-based compensation expense used by Morningstar may not be comparable to similarly titled measures reported by other companies. For more information on operating income before stock-based compensation expense and operating margin before stock-based compensation expense, please see the reconciliations from operating income to operating income before stock-based compensation expense and from operating margin to operating margin before stock-based compensation expense included in the accompanying financial tables.

# # #

©2006 Morningstar, Inc.  All rights reserved.

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Morningstar, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations

	Three months ended December 31				Year ended December 31
(in thousands, except per share amounts)	2005	2004	% change		2005	2004	% change

Revenue	$60,740	$48,714	24.7%		$227,114	$179,658	26.4%
Operating expense (1):
Cost of goods sold	16,561	13,677	21.1%		64,408	54,709	17.7%
Development	5,163	5,085	1.5%		19,654	16,167	21.6%
Sales and marketing	9,942	10,018	(0.8)%		39,071	36,034	8.4%
General and administrative	13,167	15,994	(17.7)%		49,235	46,788	5.2%
Depreciation and amortization	1,796	2,871	(37.4)%		8,266	8,225	0.5%
Total operating expense	46,629	47,645	(2.1)%		180,634	161,923	11.6%
Operating income	14,111	1,069	NMF		46,480	17,735	162.1%

Operating margin	23.2%	2.2%	21.0	ppt	20.5%	9.9%	10.6	ppt

Non-operating income:
Gain on sale of investment in unconsolidated entity	—	19	(100.0)%		—	19	(100.0)%
Interest income, net	1,132	517	119.0%		3,078	1,211	154.2%
Other income, net	107	229	(53.3)%		121	575	(79.0)%
Non-operating income, net	1,239	765	62.0%		3,199	1,805	77.2%

Income before income taxes & equity in net income of unconsolidated entities	15,350	1,834	737.0%		49,679	19,540	154.2%

Income tax expense	5,707	3,225	77.0%		20,224	11,574	74.7%

Equity in net income of unconsolidated entities	450	252	78.6%		1,662	843	97.2%

Net income (loss)	$10,093	$(1,139)	NMF		$31,117	$8,809	253.2%

Income (loss) per share:
Basic	$0.25	$(0.03)			$0.79	$0.23
Diluted	$0.22	$(0.03)			$0.70	$0.21

Weighted average common shares outstanding:
Basic	40,109	38,442			39,392	38,418
Diluted	45,730	38,442			44,459	41,858

(1) Includes stock-based compensation expense of:

	Three months ended December 31		Year ended December 31
	2005	2004	2005	2004

Cost of goods sold	$271	$1,023	$1,473	$2,143
Development	111	449	603	1,020
Sales and marketing	128	542	710	1,184
General and administrative	1,530	5,940	8,109	12,376
Total stock-based compensation expense	$2,040	$7,954	$10,895	$16,723

NMF — Not meaningful

ppt — percentage points

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Morningstar, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Cash Flows

	Three months ended December 31		Year ended December 31
($000)	2005	2004	2005	2004

Operating activities
Net income (loss)	$10,093	$(1,139)	$31,117	$8,809
Adjustments to reconcile net income (loss) to net cash flows from operating activities:
Depreciation and amortization	1,796	2,871	8,266	8,225
Deferred income tax expense (benefit)	875	(2,216)	583	830
Stock-based compensation	2,040	7,954	10,895	16,723
Equity in net income of unconsolidated entities	(450)	(252)	(1,662)	(843)
Other, net	1,241	(1,393)	2,565	(1,036)
Changes in operating assets and liabilities, net of effects of acquisitions	2,965	7,952	(3,319)	154
Cash provided by operating activities	18,560	13,777	48,445	32,862
Investing activities
Purchases of investments	(23,860)	(44,043)	(78,798)	(79,126)
Proceeds from sale of investments	21,680	39,488	77,510	64,180
Capital expenditures	(3,826)	(1,972)	(7,451)	(7,730)
Acquisitions, net of cash acquired	—	—	(8,192)	(210)
Other, net	—	83	18	136
Cash used for investing activities	(6,006)	(6,444)	(16,913)	(22,750)
Financing activities
Payments of long-term debt and capital lease obligations	—	(2)	(18)	(6,561)
Proceeds from stock option exercises	3,202	36	7,166	194
Proceeds from initial public offering, net	—	—	18,108	—
Cash provided by (used for) financing activities	3,202	34	25,256	(6,367)
Effect of exchange rate changes on cash and cash equivalents	(162)	518	(328)	317
Net increase in cash and cash equivalents	15,594	7,885	56,460	4,062
Cash and cash equivalents — Beginning of period	76,773	28,022	35,907	31,845
Cash and cash equivalents — End of period	$92,367	$35,907	$92,367	$35,907

Reconciliation from cash provided by operating activities to free cash flow (a non-GAAP measure):

	Three months ended December 31		Year ended December 31
($000)	2005	2004	2005	2004

Cash provided by operating activities	$18,560	$13,777	$48,445	$32,862
Less: Capital expenditures	(3,826)	(1,972)	(7,451)	(7,730)
Free cash flow	$14,734	$11,805	$40,994	$25,132

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Morningstar, Inc. and Subsidiaries

Unaudited Condensed Consolidated Balance Sheets

	As of December 31
($000)	2005	2004

Assets
Current assets:
Cash and cash equivalents	$92,367	$35,907
Investments	60,823	59,556
Accounts receivable, net	47,530	33,668
Deferred tax asset, net	—	2,373
Other	5,495	4,250
Total current assets	206,215	135,754

Property, equipment, and capitalized software, net	17,355	17,521
Investments in unconsolidated entities	16,355	14,704
Goodwill	17,500	14,408
Intangible assets, net	7,251	1,573
Deferred tax asset, net	29,729	27,105
Other assets	1,906	2,296
Total assets	$296,311	$213,361

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable and accrued liabilities	$13,664	$12,085
Accrued compensation	26,463	20,204
Income tax payable	1,259	3,763
Deferred revenue	71,155	63,363
Deferred tax liability, net	833	—
Accrued stock-based compensation	—	15,874
Long-term debt — current portion	—	18
Other	2,467	3,545
Total current liabilities	115,841	118,852

Accrued compensation	4,458	3,567
Accrued stock-based compensation	—	23,943
Other long-term liabilities	2,298	2,618
Total liabilities	122,597	148,980

Total shareholders’ equity	173,714	64,381

Total liabilities and shareholders’ equity	$296,311	$213,361

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Morningstar, Inc. and Subsidiaries

Segment Information

	Three months ended December 31				Year ended December 31
($000)	2005	2004	% change		2005	2004	% change

Revenue
Individual	$16,823	$13,900	21.0%		$63,448	$46,996	35.0%
Advisor	18,821	15,593	20.7%		72,689	60,880	19.4%
Institutional	26,551	20,868	27.2%		95,947	78,402	22.4%
Eliminations	(1,455)	(1,647)	(11.7)%		(4,970)	(6,620)	(24.9)%
Consolidated revenue	$60,740	$48,714	24.7%		$227,114	$179,658	26.4%

Revenue — U.S.	$52,933	$41,703	26.9%		$197,672	$154,248	28.2%
Revenue — non-U.S.	$7,807	$7,011	11.4%		$29,442	$25,410	15.9%

Operating income (loss)
Individual	$5,100	$4,411	15.6%		$18,373	$7,825	134.8%
Advisor	4,288	3,154	36.0%		17,892	13,966	28.1%
Institutional	7,712	2,974	159.3%		24,796	13,667	81.4%
Corporate items and eliminations	(2,989)	(9,470)	(68.4)%		(14,581)	(17,723)	(17.7)%
Consolidated operating income	$14,111	$1,069	NMF		$46,480	$17,735	162.1%

Operating margin
Individual	30.3%	31.7%	(1.4	) ppt	29.0%	16.7%	12.3	ppt
Advisor	22.8%	20.2%	2.6	ppt	24.6%	22.9%	1.7	ppt
Institutional	29.0%	14.3%	14.7	ppt	25.8%	17.4%	8.4	ppt
Consolidated operating margin	23.2%	2.2%	21.0	ppt	20.5%	9.9%	10.6	ppt

NMF — Not meaningful

ppt — percentage points

Top Five Products (Segment) Full-Year 2005	Revenue ($000)	% Revenue
Licensed Data (Institutional)	$32,435	14.3%
Advisor Workstation (Advisor)	29,280	12.9%
Principia (Advisor)	28,788	12.7%
Morningstar.com (Individual)	25,502	11.2%
Investment Consulting (Institutional)	21,904	9.6%

Top Five Products (Segment) Full-Year 2004	Revenue ($000)	% Revenue
Principia (Advisor)	$29,231	16.3%
Licensed Data (Institutional)	27,203	15.1%
Morningstar.com (Individual)	20,670	11.5%
Advisor Workstation (Advisor)	19,464	10.8%
Investment Consulting (Institutional)	13,853	7.7%

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Morningstar, Inc. and Subsidiaries

Supplemental Data

($000)	Q1 2005	Q2 2005	Q3 2005	Q4 2005	Full-Year 2005

Revenue Composition (1)
New revenue	$5,905	$9,091	$10,129	$13,916	$39,041
Renewal revenue	5,658	12,959	20,152	27,095	$65,864
Walk-in revenue	41,641	34,193	26,646	19,729	$122,209
Consolidated revenue	$53,204	$56,243	$56,927	$60,740	$227,114

% of Revenue
New revenue	11.1%	16.2%	17.8%	22.9%	17.2%
Renewal revenue	10.6%	23.0%	35.4%	44.6%	29.0%
Walk-in revenue	78.3%	60.8%	46.8%	32.5%	53.8%
Consolidated revenue	100.0%	100.0%	100.0%	100.0%	100.0%

(1)  To help investors evaluate the company’s ongoing business results, Morningstar separates revenue into three categories: 1) new revenue, which it defines as revenue from selling additional products to current customers or from selling to new customers; 2) renewal revenue, which it defines as revenue from renewals of subscriptions or licenses; and 3) “walk-in” revenue, which it defines as revenue it expects to recognize during the year from subscriptions and license agreements in place as of January 1 of each year, adjusted for cancellations, currency translations, and other routine adjustments during the year.

	As of December 31
	2005		2004	% change
Our Employees
Total worldwide headcount	1,130		1,000	13.0%
Number of U.S. stock analysts	87		73	19.2%
Number of U.S. fund analysts	28		27	3.7%

Our Business
Number of Morningstar.com Premium subscriptions	147,010		131,035	12.2%
Number of Principia subscriptions	49,728		51,308	(3.1)%
Number of U.S. Advisor Workstation licenses	113,461		80,235	41.4%
Number of Morningstar Direct licenses	985	(2)	775	27.1%
Assets under management for Morningstar Managed Portfolios	$1.4 bil		$936.0 mil	49.6%
Assets under management for managed retirement accounts	$285.0 mil		$123.9 mil	130.0%
Assets under advisement for Investment Consulting	$22.1 bil		$12.6 bil	75.4%

(2) Beginning in the second quarter of 2005, we began selling Morningstar Direct licenses in international markets. The number of licenses as of December 31, 2005 includes both U.S. and non-U.S. users.  The number of global licenses as of June 30, 2005 and September 30, 2005 was 843 and 931, respectively.

	Three months ended December 31		Year ended December 31
($000)	2005	2004	2005	2004
Effective Income Tax Expense Rate
Income before income taxes and equity in net income of unconsolidated entities	$15,350	$1,834	$49,679	$19,540
Equity in net income of unconsolidated entities	450	252	1,662	843
Total	$15,800	$2,086	$51,341	$20,383
Income tax expense	$5,707	$3,225	$20,224	$11,574

Effective income tax expense rate	36.1%	154.6%	39.4%	56.8%

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Morningstar, Inc. and Subsidiaries

Reconciliations of Non-GAAP Measures with the Nearest Comparable GAAP Measures

Reconciliation from operating income to operating income before stock-based compensation expense:

	Three months ended December 31			Year ended December 31
($000)	2005	2004	% change	2005	2004	% change

Operating income	$14,111	$1,069	NMF	$46,480	$17,735	162.1%
Add back: stock-based compensation expense	2,040	7,954	(74.4)%	10,895	16,723	(34.9)%
Operating income before stock-based compensation expense	$16,151	$9,023	79.0%	$57,375	$34,458	66.5%

NMF — Not meaningful

Reconciliation from operating margin to operating margin before stock-based compensation expense:

	Three months ended December 31		Year ended December 31
(% of revenue)	2005	2004	2005	2004

Operating margin	23.2%	2.2%	20.5%	9.9%
Add back: stock-based compensation expense	3.4%	16.3%	4.8%	9.3%
Operating margin before stock-based compensation expense	26.6%	18.5%	25.3%	19.2%

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